SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2007

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328

(Address of Principal
Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 27 and 28, 2007, Beazer Homes USA, Inc. (“Beazer Homes”) issued responses to statements made in the media regarding a federal investigation of the Company and particularly statements made by the FBI.  The Company has received a grand jury subpoena from the United States Attorney’s Office in the Western District of North Carolina seeking the production of documents.  The subpoena was issued upon application of the Office of Housing and Urban Development, Office of Inspector General and focuses on the Company’s mortgage origination services.  The Company has not received a request for information or documents from the FBI or IRS in this regard.  The Company has been in contact with the United States Attorney’s Office and is cooperating with the investigation.  As set forth in the Company’s prior responses, the United States Attorney’s Office has stated to the Company that the United States Attorney has made no allegations of wrongdoing by Beazer Homes at this time and that the statements made by an FBI spokesperson about the fact of an investigation and the scope of the investigation were unauthorized, and should not have been made.  The press releases issued by Beazer Homes are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1 – Press release issued by Beazer Homes USA, Inc. on March 27, 2007.

99.2 – Press release issued by Beazer Homes USA, Inc. on March 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: March 29, 2007	By:	/s/ Ian J. McCarthy
Ian J. McCarthy
President and Chief Executive Officer